                                                                    EXHIBIT 10.1

                                      LEASE

           THIS LEASE (hereinafter referred to as the "Lease"), made and entered into as of this ___ day of March, 2000 by and between PIONEER REAL ESTATE DEVELOPMENT, INC., a Georgia corporation (hereinafter referred to as "Lessor," and FUTURUS FINANCIAL SERVICES, INC., a Georgia corporation (hereinafter referred to as "Lessee");

                           W I T N E S S E T H T H A T

           WHEREAS, Lessor is the owner of certain real property (the "Real Property") lying and being in Land Lot 1120, 2nd District, City of Alpharetta, Fulton County, Georgia, which property is more particularly described in the legal description attached hereto as EXHIBIT "A" and incorporated by reference herein (hereinafter, said real property, together with all improvements now or hereafter erected thereon, and all furnishings, fixtures, equipment, and other personal property placed or installed thereon by Lessor, is collectively referred to as the "Premises"); and

           WHEREAS, Lessee desires to lease to Lessee and Lessee desires to lease from Lessor the Premises under the terms and conditions contained herein.

           NOW, THEREFORE, for and in consideration of the terms and conditions hereinafter set forth, the parties hereto do hereby agree as follows:

                                   ARTICLE I

             GRANT AND TERM OF LEASE - IMPROVEMENTS ON THE PREMISES

         1.01 GRANT OF LEASE. For the rent and upon the terms and conditions hereinafter stated, Lessor does hereby lease and rent unto Lessee and Lessee does hereby lease and take from Lessor the Premises.

         1.02 LESSEE'S INSPECTION, PLAN APPROVAL AND INITIAL CONSTRUCTION. Lessee shall have sixty (60) days following the date of execution and delivery of this Lease by Lessor (the "Contingency Period") to inspect the Premises and conduct its due diligence activities and to obtain approval from all appropriate governmental agencies overseeing banks. Concurrently with this inspection Lessee, at Lessee's sole cost and expense, shall have prepared, in consultation with Lessor's Architect and Engineer, preliminary site plan, grading and utility plans, landscaping plan and building elevations (the "Preliminary Plans") for delivery to Lessor within thirty (30) days of the date hereof for review by Lessor. Lessor shall have the right to review and approve the Preliminary Plans, such approval not to be unreasonably withheld. Once approved by Lessor the Preliminary Plans shall be attached hereto as EXHIBIT "B" and made a part hereof and used by Lessee to create final permit and construction plans for the project pursuant to Section 6.02 hereinbelow.

                  Lessee shall obtain all necessary permits and approvals for the project, at its sole cost and expense, on or before the expiration of the Contingency Period. In the event Lessee fails to obtain all necessary permits and approvals for the project (with the exception of the sewer/septic permit(s) for the project) prior to the expiration of the Contingency Period or in the event that Lessee determines in its sole discretion that the Premises are not suitable for Lessee's purposes, then Lessee may terminate this Lease by giving written notice to Lessor given prior to the expiration of the Contingency Period and this Lease shall become null and void and neither party shall have any further obligation to each other except those obligations that survive any termination of this Lease. Lessee shall have the right to extend the Contingency Period for an additional thirty (30) days to obtain the sewer/septic permit(s) and banking approval for the project by written notice to Lessor prior to the expiration of the initial Contingency Period. In the event Lessee fails to obtain the sewer/septic permit(s) or regulatory approval on or before the expiration of the Contingency Period, as the same may be extended, despite Lessee's diligent good faith efforts, then Lessee may terminate this Lease by giving written notice to Lessor on or before the expiration of the Contingency Period, as the same may be extended, and this Lease shall become null and void and neither party shall have any further obligation to each other except those obligations that survive any termination of this Lease.

                  In the event Lessee does not terminate this Lease pursuant to the preceding paragraph of this Section 1.02, Lessee shall commence construction of the improvements to be located at the Premises in accordance with Article VI below. From and after the date hereof, Lessee shall secure a general contractor for construction of the Improvements (as defined in Article VI below). Such general contractor shall be reputable, licensed, insured and as part of the construction contract, such contractor shall obtain a payment and performance bond reasonably acceptable to Lessor, naming Lessor, and Lessor's lender, as obligees pursuant to a dual obligee rider (the general contractor as approved by Lessor is herein referred to as the "Contractor"). The Contractor shall perform and construct the Improvements, as hereinafter defined, pursuant to the Final Plans, as hereinafter defined. Lessee agrees to allow Lessor or Lessor's consultant to observe and inspect the construction of the Improvements Work by monitoring the course of construction, the scheduling of subcontractors, the progress and condition of such construction, and other related matters, but in no event is Lessor responsible for managing the project or for correcting defects in construction. Lessor shall notify Lessee in writing of any concerns or problems arising during the course of construction of the Improvements. Lessee shall provide Lessor with copies of all building, grading and other permits required for construction of the Improvements, and testing and inspection reports, the certificate of occupancy and any other documentation reasonably requested by Lessor. Lessee shall be responsible for the schedule and conduct of the construction and for all development and construction costs of the Improvements.

         1.03 TERM AND RENEWAL TERMS. The initial term of the Lease shall commence on the date hereof and continue until midnight on the last day of the 144th month following the Rent Commencement Date (as defined in Article VI below) unless this Lease shall be terminated sooner.

         Lessee shall have the right to renew the term of this Lease for two (2) additional five (5) year periods by delivering written notice thereof to Lessor no later than the one hundred eightieth (180th) calendar day preceding the date of expiration of the original term or extended term hereof, as the case may be, and so long as (x) Lessee is not in default hereunder beyond applicable cure periods as of the date of delivery of such written notice and (y) Lessee is not in default hereunder beyond applicable notice and cure periods as of the date of commencement of such renewal term. In the event of such renewal, the terms and provisions set forth herein shall remain in full force and effect in accordance with their terms, and the Base Rent payable by Lessee to Lessor shall be increased as provided in
Section 3.01 hereinbelow. All other rental and additional rental, including without limitation, sums due pursuant to Section 4.01 hereinbelow, shall continue to be due and payable as provided herein, and all other terms, covenants and conditions contained herein shall remain in full force and effect for each such entire renewal term.

                                   ARTICLE II

                          COVENANTS OF QUIET ENJOYMENT

         2.01 COVENANTS OF QUIET ENJOYMENT. Lessee paying the rent hereby reserved, and performing and observing several covenants by it to be kept and performed, may peacefully hold and enjoy the Premises with exclusive control and possession thereof during the full term of this Lease, subject to those matters described on EXHIBIT "C" attached hereto and made a part hereof and to any mortgage, security deed or similar security device securing construction or permanent financing obtained by Lessor (the "Permitted Exceptions").

                                  ARTICLE III

                                     RENT'S

         3.01 BASE RENT. The annual Base Rent hereunder shall be calculated and payable as follows:

         The Base Rent shall be based on a formula which provides Lessor with a return of 11.5% per annum on its Contributed Construction Costs (as hereinafter defined) and a return of 10% per annum on the land valued at $1,200,000. The term "Contributed Construction Costs," as used herein, shall mean funds that Lessor will place in escrow pursuant to the terms hereof to be used towards construction costs of the Improvements. Lessor's Contributed Construction Costs are contemplated to be sixty ($60) dollars per square foot for the 7500 square foot building but in no event shall Lessor's Contributed Construction Costs exceed $450,000. Upon Substantial Completion of the Improvements, Lessor and Lessee shall execute an amendment to this Lease specifying the initial Base Rent hereunder as described in Section 6.03 hereinbelow. The Base Rent shall increase by two percent (2%) per year over the previous year's base rent of the original and any renewal term hereunder.

         By way of example and not limitation, if Lessor's Contributed Construction Costs are $450,000 Base Rent would be as follows:


                  YEAR          ANNUAL BASE- RENT             MONTHLY BASE RENT
                  ----          -----------------             -----------------
                  1                 171,750.00                     14,312.50
                  2                 175,185.00                     14,598.75
                  3                 178,688.70                     14,890.73
                  4                 182,262.47                     15,188.54
                  5                 185,907.72                     15,492.31
                  6                 189,625.88                     15,802.16
                  7                 193,418.40                     16,118.20
                  8                 197,286.76                     16,440.56
                  9                 201,232.50                     16,769.37
                  10                205,257.15                     17,104.76
                  11                209,362.29                     17,446.86
                  12                213,549.54                     17,795.79

                  13                217,820.53                     18,151.71
                  14                222,176.94                     18,514.74
                  15                226,620.48                     18,885.04
                  16                231,152.89                     19,262.74
                  17                235,775.94                     19,648.00

                  18                240,491.46                     20,040.96
                  19                245,301.29                     20,441.77
                  20                250,207.32                     20,850.61
                  21                255,211.47                     21,267.62
                  22                260,315.69                     21,692.97


         Lessee shall pay to Lessor at 724 Peachoid Road Gaffney, South Carolina, 29341, or to such other address as Lessor may from time to time designate by written notice to Lessee, commencing on the earlier to occur of (i) the date Lessee occupies the Premises, (ii) the date the Improvements are Substantially Complete (as defined in Section 6.03 hereinbelow) or (iii) November 1, 2000 (herein, such earlier date is referred to as the "Rent Commencement Date"), and thereafter promptly on the first (1st) day of each month, in advance, during the term of this Lease, in lawful money of the United States of America, without offset or deduction, and without any prior notice and demand, Base Rent calculated as provided above. In the event Lessee fails to pay any installment of Base Rent, or other charge or imposition hereunder within ten
(10) calendar days after such installment or charge is due, in addition to all of Lessor's other rights and remedies hereunder or at law and to help defray the additional cost to Lessor for processing such late payment, Lessee shall pay to Lessor on demand a late charge in an amount equal to five percent (5%) of such installment. The provision for such late charge shall not be construed as liquidated damages or as limiting Lessor's remedies in any manner. In the event that the Commencement Date or the expiration date hereof occurs during the middle of any month, the rent for that portion of the month shall be prorated on a daily basis.

                                   ARTICLE IV

              TAXES, ASSESSMENTS, UTILITIES, ACCESS AND MAINTENANCE

         4.01 TAXES, ASSESSMENTS. Lessee, as a part of the consideration for the Premises, shall timely pay, and indemnify and save harmless Lessor from, all taxes, assessments, license fees, excises, personal property taxes charged against trade fixtures, furnishings and equipment or any other personal property at the Premises, taxes on Lessor's right to receive rental or on the receipt of rental or income from the Premises (excluding Federal or State income or estate taxes), taxes or charges for fire protection, road maintenance, refuse or similar service, or other imposts and charges that during the term of this lease shall be fixed, charged, levied, assessed or otherwise imposed upon the Premises or roadways and access ways to the Premises, as presently improved or as the same may be hereafter improved by Lessee under the terms of this Lease, or upon Lessor as owner of the Premises, including any assessments or charges under any declaration, reciprocal easement agreement or similar encumbrance affecting the Premises and a pro rata share (based upon acreage of benefited property) of the cost of maintaining roadways providing access to the Premises (herein, all of such taxes, assessments and charges are collectively referred to as the "Impositions"), with the exception that Impositions for the first and last years of the term of this Lease shall be prorated as of the date of commencement and of termination of this Lease. Lessor will promptly notify Lessee of any of such Impositions. Lessor will attach to said notice, if applicable, a copy of the bill or assessment related thereto. Lessee shall pay the sum so specified to Lessor within fifteen (15) days following the date of Lessor's notice.

         4.02 CONTEST OF IMPOSITIONS. If Lessee, in good faith, shall desire to contest the validity or amount of any Imposition herein agreed to be paid by Lessee, Lessee shall notify Lessor in writing of its intention to contest the same, and Lessee may, at its sole cost and expense (in its own name), dispute and contest the same and in such case such item need not be paid until adjudged to be valid. Unless so contested by Lessee, all such Impositions shall be paid by Lessee within the time provided by law, and, if contested, any such contested item shall be paid before the issuance of execution on final judgment; provided, however, that in the event Lessor in its sole judgment determines that the failure to pay or discharge any such obligation during any such contest would adversely affect or impair Lessor's title to the Premises, or its ground lessor's or lender's interest therein, Lessee shall deposit with the Lender as security for the payment and discharge of such contested item an amount equal thereto, plus interest and penalties, and Lessor is hereby authorized to use such funds to pay such obligation if necessary to preserve or protect Lessor's title to the Premises, or such ground lessor's or lender's interest therein.

         4.03 UTILITIES. Lessee shall furnish, at its own expense, all utilities of every type and nature required by it in the use of the Premises and shall pay or cause to be paid, all bills for water, sewerage, heat, gas, electricity and other utilities, if any, used on, in connection with, or chargeable against the Premises during the term of this Lease. Lessor shall not be liable in any way to Lessee or any other party occupying any part of the Premises for any failure or defect in any utility services furnished to the Premises by reason of any requirement, act or omission of the public utility company serving the Premises with such utility service, by reason of necessary repairs or improvements or any other cause whatsoever.

         4.04 ACCESS FOR LESSOR. Lessor, and Lessor's employees, contractors, subcontractors and agents, shall have the full, perpetual right to enter the Premises at all reasonable times during business hours after endeavoring to provide at least 24 hours prior notice to Lessee to make repairs, conduct maintenance or otherwise inspect the Premises so long as such entry does not unreasonably interfere with Lessee's business operations thereby.

         4.05 DEFAULT IN PAYMENT. In case of any default by Lessee in the payment of any Impositions (unless the same are being contested pursuant to Section 4.02 hereof), or premiums of insurance, or the payment of any amounts provided by this Lease to be paid by Lessee (other than the amounts made payable as rent), or in procuring insurance as provided in this Lease, Lessor may, on behalf of Lessee, make such payment or payments or procure any such insurance, and Lessee covenants thereupon on demand to reimburse and pay Lessor any amount so paid or expended. Any amounts payable hereunder by Lessee to Lessor and not paid when due, including, without limitation, Base Rent and additional rent, shall bear interest at the rate equal to the lesser of (i) eighteen percent (18%) per annum or (ii) the highest rate permissible under law (the "Default Rate"). If it becomes necessary to bring suit for collection of the Base Rent or of any sums herein stipulated to be paid, or in case the same has to be collected upon demand of any attorney, Lessee agrees to pay such reasonable attorney's fees as are actually incurred by Lessor for outside counsel.

         4.06 MAINTENANCE. Lessor and Lessee agree that this Lease constitutes a net lease and accordingly, Lessor shall not be required to make any improvements, repairs or replacements of any nature, kind or character to the Premises during the term of this Lease. Lessee shall, at its sole cost, keep and maintain all portions of the Premises neat and clean and in good order, conditions, maintenance and repair, including, but not limited to the roof, foundation, walls, floors, driveways providing access to the Premises, utility lines serving the Premises, improvements and replacements of each of the foregoing, hearings ventilating, and air conditioning plumbing and electrical systems, downspouts, storefronts, sprinkler systems, sidewalks, equipment, and any and all other repairs or maintenance necessary for any portion or part of the interior or exterior of the Premises. Lessee shall provide or pay for pest, bug and termite control service or otherwise keep the Premises free from pests, termites and wood-boring infestation. Lessee shall be responsible for maintaining the exterior landscaping of the Premises in a good and sightly condition. Lessee shall, at its sole cost and expense, also repair any damage necessitated by the negligent acts or omissions or Lessee, its agents, employees, servants, subtenants, licensees, concessionaires, invitees or customers. Lessee shall replace any and all plate, window and other glass (structural or otherwise) in, on or about the Premises, which may be broken or destroyed, with glass of the same or similar quality. Before undertaking repairs to the Premises (other than minor interior non-structural and emergency repairs), Lessee shall first obtain Lessor's approval of the plans and specifications therefor, which approval is not to be unreasonably withheld. Lessee shall, at its sole cost and expense, keep the Premises free of ice and snow and other debris. Lessee shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor.

                                   ARTICLE V

                                  CONDEMNATION

         5.01 If the whole of the Premises, or such substantial portion thereof as will make the Premises unusable for the purposes herein leased, be condemned by any legally constituted authority for any public use or purpose, then this Lease shall terminate as of the time when possession thereof is taken by public authorities, and rental shall be accounted for between Lessor and Lessee as of that date. In the event the portion condemned is such that the remaining portion can, after restoration and repair, be made usable for Lessee's purposes, then this Lease shall not terminate, and subject to Lessor's receipt of condemnation awards, Lessor shall make such award available to Lessee pursuant to construction disbursements procedures reasonably satisfactory to Lessor and Lessee for the purpose of restoring the Premises to an architectural whole. Rental shall abate by reason of such condemnation by an amount allocable to the portion of the building structure which was so taken or sold.

         5.02 Any termination or obligation to repair, however, shall be without prejudice to the rights of either Lessor or Lessee, or both, to recover from the condemnor compensation and damages caused by such condemnation. Lessor and Lessee acknowledge that Lessee shall have the right to apply for and collect the value of its trade fixtures and special equipment at such time owned by it in the Premises and any other compensable damages resulting from such condemnation not affecting Lessor's settlement with the condemning authority; provided, however, that Lessee shall have no claim against Lessor or against the condemnor for the value of any unexpired portion of the term of this Lease or otherwise. Neither Lessee nor Lessor shall have any rights in any award made to the other by any condemnation authority.

                                   ARTICLE VI

                    CONSTRUCTION OF IMPROVEMENTS ON PREMISES

         6.01 CONSTRUCTION OF IMPROVEMENTS. From and after the date satisfaction of the contingencies contained in Section 1.02 above, Lessee shall construct a retail banking facility and related parking and amenities in accordance with the site plan attached hereto as Exhibit "A-1," including without limitation, the access ways shown thereon (the "Improvements") in accordance with the Final Plans and the terms and conditions hereof. The Improvements, including any signage, shall be of sound structural design and constructed of good materials in a good and workmanlike manner, in accordance with the requirements of all applicable laws, ordinances and regulations of duly constituted authorities having jurisdiction thereof and in material accordance with plans and specifications approved by Lessor pursuant to Section 6.02 below. Lessee shall be totally responsible for complying with all aspects of the Americans With Disabilities Act, as amended.

         6.02 PLANS AND SPECIFICATIONS. The Improvements shall be constructed substantially in accordance with detailed plans and specifications to be prepared by Lessee at its expense and submitted to Lessor for written approval prior within sixty (60) days of the date hereof, which shall be consistent with the Preliminary Plans attached hereto as EXHIBIT "B". Lessee shall not commence any construction activities prior to obtaining Lessor's written approval of such plans and specifications. In the event Lessor fails to respond to Lessee by ten (10) days after such plans and specifications are submitted by Lessee, the plans and specifications submitted shall be deemed approved for purposes of this Lease. Lessor shall not unreasonably withhold its approval to any submitted plans and specifications so long as the contemplated Improvements are consistent with the site plan attached hereto and are in compliance with applicable codes and zoning ordinances (such plans and specifications as approved by Lessor are herein referred to as the "Final Plans") and shall be attached hereto as EXHIBIT "D".

         6.03 COMMENCEMENT/COMPLETION OF CONSTRUCTION. Lessee agrees to begin construction as soon as practicable following the satisfaction of the contingencies contained in Section 1.02 and to diligently prosecute construction thereafter so that the same are Substantially Completed on or before November 1, 2000, which date may be extended for up to thirty (30) calendar days if necessitated by Force Majeure (but such extension shall not extend the Rent Commencement Date). Prior to commencement, Lessee shall deliver to Lessor copies of the construction contract for such work, for Lessor's approval not to be unreasonably withheld or delayed. The Improvements shall be deemed to be "Substantially Complete" on the earliest of the date on which either: (1) the Improvements are complete substantially in accordance with the Final-Plans (except for "punch-list" items, such as minor details of construction, decoration or mechanical adjustments which do not materially interfere with Lessee's use and occupancy of the Premises), or (2) Lessee has obtained a final certificate of occupancy. On the date the Improvements are Substantially Complete, Lessee shall execute and deliver to Lessor a Commencement Date Memorandum to be prepared at such time by Lessor acknowledging (i) the Commencement Date, (ii) Lessee's acceptance of the Premises and (iii) Base Rent hereunder. For purposes of this Lease, the term "Force Majeure" shall mean and include the following: any delay caused by any action, inaction, order, ruling, moratorium, regulation, statute, condition or other decision of any governmental agency having jurisdiction over any portion of the Premises, over the construction anticipated to occur thereon or over any uses thereof, or by fire, flood, inclement weather, strikes, lockouts or other labor or industrial disturbance whether or not on the part of agents or employees of either party hereto engaged in the construction of the Premises), civil disturbance, order of any government, court or regulatory body claiming jurisdiction or otherwise, act of public enemy, war, riot, sabotage, blockade, embargo, failure or inability to secure materials, supplies or labor through ordinary sources by reason of shortages or priority, discovery of hazardous or toxic materials, earthquake, or other natural disaster, or any cause whatsoever beyond the reasonable control (excluding financial inability) of the, party whose performance is required, or any of its contractors or other representatives, whether or not similar to any of the causes hereinabove stated.

         6.04 LIENS. In all contracts for construction and development of the Premises, including professional service contracts relating thereto, Lessee shall obtain the agreement of the other party that the other party has no lien rights against the fee simple interest of Lessor in the land which is the Premises. Such party shall acknowledge and agree that its lien rights relate only to the leasehold estate of Lessee and Lessee's rights in this Lease. Lessee shall deliver copies of such contracts to Lessor upon request of Lessor. All of Lessee's contractors and subcontractors are put upon notice of the fact that Lessee shall never, under any circumstances, have the power to subject the interest of Lessor in the Premises to any mechanics' or materialmen's lien or liens of any kind. All persons who may hereafter during the term of this Lease, including any extensions thereof, furnish work, labor, services or materials to the Premises upon the request or order of Lessee or any person claiming under, by or through or under Lessee, must look for claims or compensation wholly to the interest of Lessee and not to that of Lessor.

         6.05 ALTERATIONS. Lessee shall not make or cause to be made any structural or other material alterations, additions or improvements ("Alterations") to the Premises without first submitting plans and specifications therefor and obtaining Lessor's consent thereto which consent is not to be unreasonably withheld or delayed. All alterations shall be designed and constructed in accordance with all applicable governmental laws, statutes, rules, ordinances and regulations.

         6.06 PAYMENT AND PERFORMANCE OR COMPLETION BOND. Unless waived in writing by Lessor, prior to commencing any repairs, alterations or new improvements on the leased Premises, which are anticipated in cost in excess of $50,000.00, including, without limitation, construction of the Improvements, Lessee, or the contractor or contractors performing such repairs, alterations or improvements on Lessee's behalf, shall post a payment and performance or completion bond in form reasonably satisfactory to Lessor, to assure that the repairs, Alterations or improvements will be completed and paid for and that no laborer's or mechanic's liens will attach, containing a dual obligee rider naming Lessor and if requested, Lessor's lender, as beneficiaries thereof.

         6.07 OWNERSHIP OF IMPROVEMENTS. Except as otherwise provided herein, all right, title and interest to the Improvements and the furniture, fixtures and equipment being installed or placed at the Premises by Lessee shall belong to Lessee; provided, however that upon the default of Lessee hereunder or the expiration or termination of the term of this Lease, such right, title and interest shall automatically and without the necessity of any further documentation become the absolute property of Lessor (except that in the event of expiration of the term, Lessee shall retain title to its movable furniture, safety deposit boxes and ATM machine so long as any removal thereof does not damage the building structure and Lessee repairs any damage caused by such removal and restores the structure to an aesthetic appearance), and Lessee hereby transfers and assign to Lessor such property, effective as of such date. The bank vault shall under all circumstances remain with the Premises. No further assignment shall be required for such change in ownership and the foregoing assignment shall be self-operative. Lessee hereby agrees that it shall not encumber or secure the purchase or use by Lessee of any fixtures and equipment to be installed at the Premises, including, without limitation, electrical systems, HVAC systems, and cooking, cleaning and refrigeration equipment, with any security interest, title retention device, lease or other interest.

                                  ARTICLE VII

               USE OF PREMISES - PROVISIONS OF GENERAL APPLICATION

         7.01 USE OF PREMISES. The use of the Premises is intended for retail banking and related purposes during the term of this Lease; any uses of the Premises other than for retail banking related purposes shall only be with the prior written consent of Lessor which consent shall be at Lessor's sole discretion. Lessee shall use the Premises only in full compliance with (i) all ordinances, statutes, rules and regulations of any applicable governmental authorities, Board of Fire Underwriters, or any other entity having jurisdiction over the Premises; and (ii) any covenants, conditions and restrictions, affecting the real property. Lessee shall not make any use or suffer any part of the Premises to be used in such a manner as to construct a nuisance or for any improper, offensive, or unlawful purposes. Under no circumstances shall the Premises be used for any purpose that creates a public or private nuisance; that emits noise or objectionable, loud music; that is a liquor store; that is an adult bookstore or establishment selling, exhibiting or distributing pornographic or obscene materials or a massage parlor or a so-called "head shop" or nude dancing or lingerie exhibiting establishment. Lessee shall at all times keep or cause the Premises to be kept in neat and orderly condition and free from accumulations of debris, refuse, materials, ashes and rubbish. Lessee will obey and comply with all lawful requirements, rules, regulations and ordinances of all legally constituted authorities, existing at any time during the continuance of this Lease, in any way affecting the Premises or the use of the Premises or any construction being done on the Premises or in any way affecting this Lease. Lessee will, at all times and at its expense, keep any and all buildings or improvements hereafter placed on the Premises in good order, condition and repair. In the event, at any time during the term of this Lease, any addition, alteration, change, repair or other work of any nature, structural or otherwise, is required or ordered or becomes necessary on account of any governmental regulation now in effect or hereafter adopted, passed or promulgated, or on account of any other reason with respect to any buildings or improvements hereafter placed on the Premises, the entire expense thereof, regardless of when the same shall be incurred or become due, shall be the liability of Lessee and, in no event, shall the Lessor be called upon to contribute thereto or do or pay for any work of any nature whatsoever. Lessor, and its authorized representatives may enter the Premises at reasonable times to inspect said Premises in order to determine whether or not Lessee is complying with its obligations under this Lease.

                                  ARTICLE VIII

                              INSURANCE - INDEMNITY

         8.01 RISKS TO BE INSURED. At all times during the term or this Lease, including the period of construction or reconstruction of the Improvements or any other improvements on the Premises, Lessee at Lessee's sole expense shall maintain insurance as outlined below with insurance companies reasonably acceptable to Lessor: (a) fire and extended coverage insurance and such other hazard insurance as Lessor may from time to time require with respect to any buildings and improvements now or hereafter located and constructed on the Premises (including without limitation, the Improvements) in amounts not less than 100% of the then full insurable value (actual replacement value without deduction for depreciation) of all buildings and improvements located on the Premises; (b) comprehensive public liability and property damage insurance applicable to the Premises and any buildings and improvements located thereon, in amounts reasonably approved by Lessor, but in any event in amounts not less than $2,000,000.00 for injury or death to one person or damage to property, protecting Lessee and Lessor against liability, damage, claim or demand in any way arising out of or in connection with the ownership, condition, use or operation of the Premises or any buildings and improvements located thereon (with the liquor liability exclusion removed at any time that Lessee serves alcoholic beverages at the Premises or Lessee shall otherwise carry liquor liability coverage in an amount not less than $2,000,000); (c) statutory worker's compensation insurance and employer's liability insurance governing all employees; (d) business interruption or rent insurance against loss of business or rents in an amount not less than the aggregate amount of the annual Base Rent and Impositions so as to insure that such items are paid to Lessor during the period of restoration; (e) during the period of construction of the Improvements, builder's all risk replacement cost insurance on a non-reporting completed value basis; and (f) such other insurance with respect to the Premises in such amounts and against such insurable hazards as Lessor from time to time may reasonably require. During any construction, repair, restoration or replacement of buildings or other improvements on the Premises, Lessee will obtain and keep in effect standard builders risk coverage with all risk coverage in the amount of one hundred percent (100%) of the value of the improvements. Lessee will cause all contractors and subcontractors to obtain and keep in effect worker's compensation insurance to the full extent required by law and automobile and public liability insurance as described in (b) and (c) previously in this
Section 8.01. Lessor shall have the right to review the insurance coverage carried pursuant to this Section 8.01 not more often than once every three years for the purpose of evaluating whether the coverage carried pursuant to this
Section 8.01 is consistent with that being carried for projects with similar improvements in the Atlanta Statistical Metropolitan Area. Following such review, Lessor shall notify Lessee of any adjustments in coverage (increases or decreases) required to conform the insurance coverage with such other projects. If Lessor fails to conduct such review within a given three year period, Lessee shall have the right to request that Lessor undertake such review for the purpose of adjusting the coverage then maintained.

         8.02 POLICY PROVISIONS. All insurance maintained by Lessee pursuant to the terms of the Lease shall (a) name Lessor and Lessee, as insured as their respective interests may appear, as insureds, if requested by Lessor, (b) provide that any losses shall be payable notwithstanding any act or negligence of Lessor or Lessee, (c) provide that no cancellation, material alteration or non-renewal thereof shall be effective until at least thirty (30) days after receipt by Lessor or Lessee of written notice thereof, and (d) be reasonably satisfactory to Lessor in all other respects. Each such policy shall contain a deductible no greater than $1,000. Each insurance company issuing policies for builder's risk, extended coverage, hazard or casualty insurance hereunder is hereby authorized and directed that, all losses be paid to Lessor or Lessor's lender, as their interests may appear, to be held by Lessor or such lender, in accordance with the terms hereof. In the event any insurance company fails to disburse directly and solely to Lessor or such lender but disburses instead either solely to Lessee or to Lessee and Lessor jointly, Lessee agrees immediately to endorse and transfer such proceeds to Lessor, to be used by Lessor in accordance with Article IX hereinbelow. Upon the failure of Lessee to endorse and transfer such proceeds as aforesaid, Lessor may execute such endorsements or transfers for and in the name of Lessee and Lessee hereby irrevocably appoints Lessor as Lessee's agent and attorney-in-fact so to do.

         8.03 DELIVERY OF POLICIES; INSURANCE CERTIFICATES. Upon the execution of this Lease and thereafter not less than thirty (30) days prior to the expiration dates of the expiring policies previously delivered pursuant to this Section, Lessee will deliver to Lessor certificates evidencing all insurance coverage which Lessee is required to maintain pursuant to this Lease. Upon request, Lessee shall deliver to Lessor copies of such policies.

         8.04 INDEMNIFICATION BY LESSEE. Lessee will protect, indemnify and hold harmless Lessor from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Lessor by reason of (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Premises or any part thereof or the improvements located thereon, (b) the occupancy or use of the Premises by Lessee, its agents, employees, servants, subtenants, licensees or concessionaires, (c) any use, nonuse or condition of the Premises or any part thereof or the improvements located thereon, (d) any action by a third party based on any failure on the part of Lessee to perform or comply with any of the terms of this Lease, or (e) any action of a third party based on performance of any labor or services or the furnishings of any materials or other property in respect of the Premises or any part thereof or the improvements located thereon; unless such action, suit or proceeding arises out of the sole negligence of Lessor or the act or omission of Lessor prior to Lessee's taking possession of the Premises pursuant to this Lease. In case any action, suit or proceeding is brought against Lessor by reason of any such occurrence, Lessee, upon Lessor's request, will at Lessee's expenses resist and defend such action, suit or proceedings, or cause the same to be resisted and defended by counsel designated by Lessee and approved by Lessor, which approval will not be unreasonably withheld.

         8.05 WAIVER OF SUBROGATION. Lessor and Lessee each hereby waives any claim which may arise in its favor against the other party hereto arising out of this Lease (or any renewal or extension thereof), for any loss or damage to any of its property located within, upon, or constituting a part of the Premises. Lessor and Lessee each agree to have its own insurance company properly endorse the property and casualty coverage insurance policies covering the Premises, or anything located therein (i) to waive any subrogation claims against the other party, and (ii) to prevent the invalidation of said insurance coverage by reason of this mutual waiver. Lessor and Lessee hereby acknowledge and agree that it is their intent to shift the risk for losses to property to their respective insurers and that each is or shall be adequately insured to cover such risks.

         8.06 FAILURE BY LESSEE TO PROVIDE INSURANCE. In the event Lessee fails to provide and maintain the insurance policies required pursuant to this Article VIII, in addition to all other remedies provided herein, Lessor shall have the right to procure such insurance on Lessee's behalf and at Lessee's sole cost and expense, and Lessee shall pay to Lessor the cost thereof, as additional rental hereunder, within fifteen (15) days of Lessee's receipt of an invoice therefor from Lessor.

         8.07 SHORTFALLS IN INSURANCE. Notwithstanding anything contained hereinabove to the contrary, in the event that the insurance maintained by Lessee is insufficient to repair in its entirety the Premises, Lessee shall complete such repair at its sole expense.

                                   ARTICLE IX

                      DAMAGE OR DESTRUCTION OF IMPROVEMENTS

         9.01 RESTORATION. If any buildings or improvements erected on the Premises by Lessee shall be damaged or destroyed from any cause, subject to the provisions of Section 9.03, Lessee, shall promptly commence and complete (subject to Force Majeure) the restoration, replacement or rebuilding of said buildings and improvements as nearly as possible to its value, condition and character immediately prior to such damage or destruction. Lessee shall pay all expenses in connection with said restoration, replacement or rebuilding so that such buildings and improvements shall be free and clear from all liens and claims for labor, materials, fees or other expenses. Lessor shall make insurance proceeds available to Lessee for such purposes in accordance with Section 9.02 below.

         9.02 INSURANCE PROCEEDS. In the event any buildings or other improvements are damaged or destroyed from any cause, any loss of up to Fifty Thousand and No/100 Dollars ($50,000.00) under any policy of insurance required to be obtained for protection against such damage or destruction shall be payable to Lessee for restoration purposes; and any loss thereunder which in the aggregate exceed Fifty Thousand and No/100 Dollars ($50,000.00) shall be made payable in its entirety to Lessor or Lessor's lender and shall be held and disbursed as follows:

         All monies so received by Lessor shall be available to the Lessee for the purpose of defraying the cost of rebuilding or repairing, as the case may be, the buildings and improvements so injured or destroyed. Any such repair, restoration or replacement shall be in accordance with the provisions of Article VI and said proceeds shall be paid by Lessor from time to time in accordance with certificates from the architect or engineer supervising such restoration, repairing or rebuilding showing the amount due to designated persons for labor, material and other proper items of costs incurred in connection with the work of repair, reconstruction or replacement in accordance with disbursement procedures required by Lessor's lender or otherwise consistent with disbursement procedures for construction loans.

If and when Lessee shall have completed the repairing or reconstruction or replacement of the buildings and improvements as contemplated as Section 9.01 hereinabove, any funds remaining from the insurance proceeds shall be paid to Lessee.

         9.03 MAJOR DAMAGE. In the event any buildings or other improvements on the Premises are damaged or destroyed from any cause (i) to the extent of more than 50% of the cost of replacement thereof and (ii) less than one (1) year remains unexpired on the original term at the time of such damage, then in any such event, Lessor or Lessee may terminate this Lease by notice given within thirty (30) days of the date of such damage, and on the date specified in such notice, this Lease shall terminate. In such event, insurance proceeds for the Improvements shall be paid to Lessor.

         9.04 NO RENT ABATEMENT. If the Premises are destroyed or damaged, unless this Lease is terminated as provided herein, Lessee shall not be entitled to any rent reduction, or reimbursement from Lessor as a result of any damage, destruction, repair, or restoration of or to the Premises.

                                   ARTICLE X

                                   ASSIGNMENT

         10.01 TRANSFER AND ASSIGNMENT. Lessee shall not, without the prior written consent of Lessor, assign this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Lessee. Lessor's consent shall not be unreasonably withheld, provided however that the assignee or sublessee of Lessee shall be of an equal or better financial position than Lessee. Consent by Lessor to any assignment or sublease shall not destroy this provision and all later assignments or subleases shall be made likewise only on the prior written consent of Lessor (on the same basis as aforesaid). If Lessee is a corporation, partnership, joint venture or other entity, any transfer, sale or other disposition of the stock or interest of Lessee which may or does cause a change in control of Lessee shall be deemed an assignment of this Lease. Each assignee of Lessee shall become directly liable to Lessor for all obligations of Lessee hereunder. No sublease or assignment by Lessee shall relieve Lessee of any liability hereunder. To the extent Lessee receives rents or other payments from any such sublessee or assignee in excess of the rental payable to Lessor hereunder, Lessee shall immediately pay half of such excess amount to Lessor as additional rent hereunder, and Lessee shall and does hereby authorize Lessor directly to collect any and all such sums from such assignee or sublessee, as the case may be.

                                   ARTICLE XI

                                  SUBORDINATION

         11.01 This Lease and all of the rights of Lessee hereunder are subject and subordinate at all times to any Deed to Secure Debt granted by Lessor, its successors or assigns, which now or hereafter affects the Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof (hereinafter, a "Deed to Secure Debt"). This clause shall be self-operative and no further instrument of subordination shall be required by any holder of a Deed to Secure Debt. In confirmation of such subordination, Lessee shall execute promptly any certificate that Lessor may reasonably request related thereto.

         11.02 If Lessor elects to have this Lease superior to any applicable Deed to Secure Debt and its election is signified in some recorded instrument, then this Lease shall be superior to such Deed to Secure Debt, notwithstanding any other provision hereof.

         11.03 Lessee agrees that if it sends any notice to Lessor concerning Lessor's obligations hereunder, Lessee will also send a copy of any such notice to the holder of any Deed to Secure Debt (so long as Lessee has been previously notified in writing of the name and address of such holder), and in the event any notice specifies some default on the part of Lessor, Lessee agrees to afford the holder of any Deed to Secure Debt a reasonable time to effect a cure of such default for and on behalf of Lessor, if the Lessor fails to cure the default. Lessee agrees to execute such documents with respect thereto as may be reasonably required by such holder.

         11.04 Lessee shall, in the event any proceedings are brought for the foreclosure of or in the event of the exercise of power of sale under any Deed to Secure Debt made by Lessor covering the Premises, attorn to the Lessor at any such sale and recognize the Lessor as Lessor hereunder.

         11.05 This Lease shall be superior to, and have priority over, any mortgage, deed to secure debt, security deed or similar security instrument placed upon the Premises by Lessee.

         11.06 Lessor agrees to use best efforts to obtain the agreement of the holder of any Deed to Secure Debt made by Lessor, that in the event of a foreclosure hereunder, that such holder of such security deed shall not name in such foreclosure action or otherwise disturb the possession or right to possession of Lessee hereunder, except for default by Lessee as set forth hereinafter.

                                  ARTICLE XII

                                     DEFAULT

         12.01 Lessee shall be in default of this Lease if: (i) Lessee shall default in the payment of rent and other sums and charges herein reserved, including, without limitations Base Rent or Impositions, when due, and shall fail to make such payment within three (3) calendar days of the date of written notice from Lessor; (ii) Lessee files a petition in bankruptcy under any section or provision of the bankruptcy law; (iii) Any involuntary petition in bankruptcy filed against Lessee is not withdrawn or dismissed within sixty (60) calendar days from the filing thereof; (iv) lessee is adjudicated bankrupt; (v) An order appointing a receiver or trustee for Lessee's property shall remain in force for thirty (30) calendar days after the entry of such order; (vi) Lessee makes an assignment for the benefit of creditors; (vii) Any levy or attachment upon Lessee's effects is not satisfied or dissolved within thirty (30) calendar days after such levy or attachment; (viii) Lessee, whether voluntarily or involuntarily, takes advantage of any debtor relief proceedings under any present or future law, whereby the rent or any part thereof is, or is proposed to be, reduced or payment thereof deferred; (ix) Lessee vacates or abandons the Premises for a period in excess of thirty (30) days; or (x) Lessee defaults under any other covenant, agreement, or condition to be performed or kept by the Lessee under the terms and provisions of this Lease and shall fail to cure such default within thirty (30) calendar days of the date of written notice from Lessor.

         12.02 Upon the occurrence of any default, or at any time thereafter while such default or defaults shall continue, Lessor shall have the option to elect to do any one or more of the following: (i) cure such default or defaults at the expense of Lessee and without prejudice to any other remedies which Lessor might otherwise have, collecting any payment made or expenses incurred by Lessor in curing such default (with interest at the Default Rate) as additional rent from Lessee with the next installment of rent falling due thereafter or
(ii) re-enter the Premises with or without process of law, by force or otherwise, without notice, and dispossess Lessee and anyone claiming under Lessee, by summary proceedings or otherwise, and remove their effects, and take complete possession of the Premises. In such event, Lessee, for itself and all others occupying the Premises under Lessee, hereby covenants peacefully to yield up and surrender the Premises to Lessor. Either before or after such reentering, dispossessing, removing and taking possession, Lessor may:

         (1) declare this Lease forfeited and the term ended whereupon Lessor shall be entitled to recover from Lessee the rental and all other sums due and owing by Lessee up to the date of termination, plus the costs of curing all of Lessee's defaults existing at or prior to the date of termination, plus liquidated damages for failure of Lessee to observe and perform the covenants of this Lease equal to the deficiency, if any, between Base Rent (and all other charges, that otherwise would have become due hereunder) and the rental (less Lessor's costs and expenses including brokers' commissions related thereto) obtained by Lessor for the balance of the term remaining under this Lease from any reletting of the Premises. In the event of termination of this Lease, Lessee waives any and all rights to redeem the Premises given by any statute now in effect or hereafter enacted. No receipt of money by Lessor from Lessee after the termination of this Lease or after service of any notice or after the commencement of any suit or after final judgment for possession of the Premises shall reinstate, continue or extend the term of this Lease or affect any such termination, notice, suit or judgment; or

         (2) declare this Lease forfeited and the term ended whereupon Lessor shall be entitled to recover from Lessee the rental and all other sums due and owing by Lessee up to the date of termination, plus the costs of curing all of Lessee's defaults existing at or prior to the date of termination, plus liquidated damages for failure of Lessee to observe and perform the covenants of this Lease equal to the all Base Rent, Impositions and additional rental which shall become due for the remainder of the term of this Lease, discounted to present value using a percentage rate equal to the prime rate publicly designated at such time by SunTrust Bank, Atlanta, or if Lessor has re-leased the Premises, the deficiency, if any, between Lessee's rental (and all other charges that otherwise would have become due hereunder) and the rental (less Lessor's costs and expenses including brokers' commissions and costs of alteration or renovation related thereto) obtained by Lessor for the balance of the term remaining under this Lease from any reletting of the Premises discounted to present value using a percentage rate equal to the prime rate publicly designated at such time by SunTrust Bank, Atlanta provided, that, Lessor shall deduct from such liquidated amount due the amount of rental Lessor could reasonably obtain for the balance of the term hereof with consideration given for market conditions at such time. Lessor and Lessee acknowledge that it is impossible more precisely to estimate the damages to be suffered by Lessor upon Lessee's default, and the parties expressly acknowledging that if Lessor elects such remedy, such sum is intended not as a penalty, but as fully liquidated damages pursuant to O.C.G.A. Section 13.6-7. In the event of termination of this Lease, Lessee waives any and all rights to redeem the Premises given by any statute now in effect or hereafter enacted. No receipt of money by Lessor from Lessee after the termination of this Lease or after service of any notice or after the commencement of any suit or after final judgment for possession of the Premises shall reinstate, continue or extend the term of this Lease or affect any such termination, notice, suit or judgment; or

         (3) continue this Lease in full force and effect, but with the right at any time thereafter to elect option (1) or (2) immediately hereinabove, whereupon Lessor shall use its reasonable efforts to rent the Premises on the best terms available for the remainder of the term hereof, or for such longer or shorter periods as Lessor shall deem advisable. Lessee shall remain liable for payment of all rentals and other charges and costs imposed on Lessee herein, in the amounts, at the times and upon the conditions as herein provided, but Lessor shall credit against such liability of Lessee all amounts received by Lessor from such reletting after first reimbursing itself for all costs incurred in curing Lessee's defaults, preparing and refinishing the Premises for reletting, and reletting the Premises; or

         (4) direct and receive from the Title Company (as defined below) the Funds (as defined below), or any portion thereof remaining, as damages for Lessee's default hereunder. Upon receipt by the Title Company of written notice from Lessor of such default, setting forth the nature of such default, the Title Company shall disburse to Lessor the Funds, or portion thereof remaining. Lessor and Lessee acknowledge that such payment shall not constitute a penalty but is in fact a reasonable estimate of the damages Lessor shall suffer and incur by reason of Lessee's default and shall compensate Lessor for the costs required to provide tenant improvements at the Premises for any subsequent tenant.

         12.03 No re-entry by Lessor or any action brought by Lessor to oust Lessee from the Premises shall operate to terminate this Lease unless Lessor shall give written notice of termination to Lessee, in which event Lessee's liability shall be as herein provided.

                                  ARTICLE XIII

                              ESTOPPEL CERTIFICATES

         13.01 ESTOPPEL CERTIFICATE. Lessee will execute, acknowledge and deliver to Lessor, within ten (10) days of request, a certificate certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease is in full force and effect, as modified, and stating the modifications), (b) the dates, if any, to which the rent payable hereunder has been paid, (c) whether or not there are then existing any offsets or defenses against the enforcement of any term hereof on the part of Lessee to be performed or complied with (and, if so, specifying the same), (d) that no notice has been received by Lessee of any default which has not been cured, and
(e) such other information as Lessor may reasonably request. Any such certificate may be relied upon by any prospective Lessor, mortgagee, or grantee under a security deed or deed to secure debt of the leased premises or any part thereof. If Lessee fails to deliver such estoppel certificate within 10 days of request therefor, Lessee shall and does hereby irrevocably appoint Lessor as Lessee's attorney in fact to execute and deliver such certificate.

                                  ARTICLE XIV

                               HAZAROUS MATERIALS

         14.01 Lessee agrees that it will not place, hold, or dispose of any Hazardous Material (as hereinafter defined) on, under or at the Premises or the Building and that it will not use the Premises or any other portion of the Building as a treatment, storage, or disposal (whether permanent or temporary) site for any Hazardous Material. Lessee further agrees that it will not cause or allow any asbestos to be incorporated into any improvements or alterations which it makes or causes to be made to the Premises. Lessee hereby agree to indemnify Lessor against all losses, liabilities, damages, costs (including without limitation, court costs attorneys' fees), and claims of any kind whatsoever (including, without limitation, claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, any so-called "Superfund" or "Superlien" law, or any other Federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material), which are paid, incurred or suffered by, or asserted against Lessor as a direct or indirect result of (i) any breach by Lessee of the foregoing covenants or (ii) to the extent caused or allowed by Lessee or any agent, employee, invitee, or licensee of Lessee, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, or release from, onto, or into the Premises, the atmosphere, or any watercourse, body of water, or groundwater, of any Hazardous Material. Promptly upon the written request of Lessor from time to time at any time Lessor reasonably suspects the presence of any Hazardous Materials at, on, under or within the Premises, Lessee shall provide Lessor, at Lessee's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable to Lessor, to assess with a reasonable degree of certainty the presence or absence of any Hazardous Materials at, upon, under or within the Premises and the potential costs in connection with abatement, cleanup or removal of any Hazardous Materials found on, under, at or with the Premises. In the event of any discharge of Hazardous Materials or the threat of a discharge of any Hazardous Materials affecting the Premises, whether or not the same originates or emanates from the Premises or any contiguous real estate, and/or if Lessee shall fail to comply with any of the requirements of the Hazardous Materials Laws, Lessor may at its election after providing Lessee with thirty (30) days prior written notice and opportunity to remedy such discharge or threat of discharge or failure of compliance (provided that if such remedy cannot be effected during such thirty day period due to the nature thereof, Lessee shall have a reasonable time thereafter in which to effect such remedy so long as Lessee commences such remedy during such thirty day period and diligently and in good faith pursues such remedy thereafter), but without the obligation so to do, give such notices and/or cause such work to be performed at the Premises and/or take any and all other actions as Lessor shall deem necessary or advisable in order to abate the discharge of any Hazardous Material, remove the Hazardous Material, or cure Lessee's noncompliance, and any amounts paid as a result thereof shall be reimbursed by Lessee to Lessor within fifteen (15) days of written demand therefor accompanied by invoices evidencing such expenses. Notwithstanding anything to the contrary herein, nothing shall give Lessor the right to influence or direct hazardous waste disposal decisions or treatments, such being the sole responsibility of Lessee. The provisions of and undertakings and indemnification set out in this Section 14.01 shall survive the early termination or expiration of this Lease, and shall continue to be the personal liability, obligation and indemnification of Lessee, binding upon Lessee forever. The provisions of the preceding sentence shall govern and control over any inconsistent provision of this Lease. For purposes of this Lease, "Hazardous Material" means and includes any hazardous substance or any pollutant or contaminant defined as such in (or for purposes of) the Comprehensive Environment Response, Compensation, and Liability Act, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, or any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect, or any other hazardous, toxic or dangerous, waste, substance or material.

                                   ARTICLE XV

                              ADDITIONAL PROVISIONS

         15.01 NOTICE TO LESSOR AND LESSEE. Any and all notices, elections, demands, requests, and responses thereto permitted or required to be given under this Lease shall be in writing, signed by or on behalf of the party giving the same, and shall be deemed to have been properly given or served and shall be effective upon being personally delivered or upon being deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, to the other party at the address of such other party set forth below or at such other address as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the time period in which a response to any such notice, election, demand or request must be given shall commence on the date of receipt thereof; and provided further that no notice of change of address shall be effective until the date of receipt thereof. Personal delivery to a party or to any officer, partner, agent or employee of such party at said address shall constitute receipt. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall also constitute receipt. Any such notice, demand, or request shall be addressed as follows:

         (a)      Lessor:           742 Peachoid-Road
                                    Gaffney, South Carolina  29341

         (b)      Lessee:           281 South Main Street
                                    Suite 105A
                                    Alpharetta, Georgia  30004

         (c) The holder of the Deed to Secure Debt (as hereinabove defined) at such address as may be furnished to Lessee by Lessor.

         15.02 NO WASTE. The Lessee will neither commit nor permit waste upon the Premises, except as hereinabove expressly permitted.

         15.03 TERMINATION. The words "terminate" or "termination" as used herein shall refer to the end of this Lease whether due to the expiration of the term hereof or the earlier ending of this Lease in accordance with the terms and provisions hereof. If Lessee remains in possession of the Premises after expiration of the term hereof, with Lessor's acquiescence and without any express agreement of parties, Lessee shall be a tenant-at-will with rental payable to Lessor at 200% of the rental rate in effect at the end of the Lease; and there shall be no renewal of this Lease by operation of law. At the termination of this Lease, Lessee shall surrender the Premises and keys thereof to Lessor in the same condition as at the date of issuance of a certificate of occupancy for the Improvements following Lessee's construction thereof, normal wear and tear only excepted.

         15.04 TIME OF ESSENCE - LAWS OF GEORGIA. Time is of the essence of this Lease Agreement. All terms and provisions of this Lease shall be construed and adjudicated in accordance with the laws of the State of Georgia.

         15.05 ENTIRE AGREEMENT - NO WAIVER. This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise between the parties not embodied herein, shall be of any force or effect. No failure by Lessor to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Lessor's right to demand exact compliance with the terms hereof.

         15.06 LESSOR'S LIEN. In addition to any statutory lien for rent in Lessor's favor, Lessor shall have and Lessee hereby grants to Lessor a continuing security interest for all rentals and other sums of money becoming due hereunder from Lessee, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Lessee situated on the Premises, and such property shall not be removed therefrom without the consent of Lessor until all arrearages in rent as well as any and all other sums of money then due to Lessor hereunder all first have been paid and discharged. In the event of a default under this Lease, Lessor shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code. Lessee hereby agrees to execute such financing statements and other instruments necessary or desirable in Lessor's discretion to perfect the security interest hereby created. Lessor may approve Lessee to lease various items of equipment with Lessor's approval not to be unreasonably withheld.

         15.07 SECURITY DEPOSIT. [Intentionally omitted]

         15.08 LESSOR'S LIABILITY. Upon the bona fide sale of the Premises by Lessor and the assumption of Lessor's obligations hereunder by the Lessor thereof, all obligations of the then-current Lessor under this Lease shall terminate. Notwithstanding anything to the contrary contained in this Lease, Lessee agrees and understands that Lessee shall look solely to the estate and property of Lessor in the Premises for the enforcement of any judgment (or other judicial decree) requiring the payment of money by Lessor to Lessee by reason of any default or breach by Lessor in the performance of its obligations under this Lease, including indemnities and warranties hereunder, it being intended hereby that no other assets of Lessor or of any officers, directors, employees, partners or venturers of Lessor or the entities comprising Lessor shall be subject to levy, execution, attachment or any other legal process for the enforcement or satisfaction of the remedies pursued by Lessee in the event of such default or breach.

         15.09 REMEDIES CUMULATIVE. All rights, powers, and remedies of Lessor provided for in this Lease or not or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Lessor of any one more of the rights, powers or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Lessor or any or all such other rights, powers or remedies. Receipt by Lessor of the Funds or any portion thereof remaining pursuant to
Section 12.02(4) shall not preclude the exercise by Lessor of other remedies provided herein or at law or in equity or by statute.

         15.10 ACCEPTANCE OF SURRENDER. No surrender to Lessor of this Lease or of the Premises or any part thereof or of any interest therein by Lessee shall be valid or effective unless agreed to and accepted in writing by Lessor, and no act by any representative of Lessor, other than such a written agreement and acceptance by Lessor, shall constitute an acceptance thereof.

         15.11 BINDING EFFECT. Whenever reference is made herein to "Lessor" or "Lessee," such reference shall be constructed to include and bind the heirs, executors, legal representatives, successors and permitted assigns of the Lessor and Lessee, as the case may be.

         15.12 CAPTIONS AND HEADINGS. The captions and heading throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction, or meaning of any provision of, or the scope of interest of, this Lease nor in any way effect this Lease.

         15.13 MISCELLANEOUS. If any term of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term shall not be affected thereby. This Lease may be changed, waived, discharged or terminated only by an instrument in writing signed by Lessor and Lessee.

         15.14 COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

         15.15 ENTRY. Lessor may card the Premises "For Rent" one hundred eighty
(180) days before the termination of this Lease or "For Sale" at any time. Lessor may also enter the Premises at any time for the purposes of inspecting the Premises and monitoring the course of construction, repairs or maintenance.

         15.16 REAL ESTATE BROKER. Lessor and Lessee hereby warrant to the other that neither has engaged the services of any broker, agent or finder except The Myrick Company ("Broker"), which shall be paid a commission for such services by Lessee in the amount of the first months' rental hereunder and five percent (5%) of all other rental paid hereunder, as and when paid. Lessee shall provide Lessor with a waiver signed by Broker waiving any and all claims against Lessor and the real estate. Except for such commission payable by Lessee to Broker, Lessor and Lessee hereby indemnify and hold each other harmless from any claim, demand, liability, or cause of action for any brokerage commission, fee, or other similar compensation or cost arising out of the acts of the other party hereto in connection with this Lease or the interest created hereby or any sublease or assignment entered into by Lessee.

         15.17 NO OPTION TO PURCHASE. This Lease does not constitute an option to purchase the property by Lessee.

                                  ARTICLE XVI

             ADDITIONAL PROVISIONS REGARDING FUNDS FOR CONSTRUCTION

         16.01 ESTABLISHMENT OF ESCROW. Upon expiration of the Contingency Period, Lessee will provide written notice to Lessor of its waiver of the right to terminate this Lease pursuant to Section 1.02 and of its intent to commence construction of the Improvements. This notice shall also stipulate the amount of Contributed Construction Costs, in any event not to exceed $450,000, that are to be paid by Lessor toward the cost of constructing the Improvements. A copy of Lessee's construction contract (the "Construction Contract") shall be attached to such notice. Lessee shall at the time of delivery of such notice place on deposit with Chicago Title Insurance Company ("Escrow Agent") pursuant to an escrow agreement reasonably satisfactory to Lessor, Lessee and Escrow Agent, the amount required for construction of the Improvements, less the Contributed Construction Costs, as reflected in the Guaranteed Maximum Price set forth in the Construction Contract. Lessor shall place the Contributed Construction Costs with Escrow Agent pursuant to such escrow agreement on or before September 1, 2000. Lessee covenants and agrees to use such funds solely for payment of costs and expenses related to the construction of the Improvements.

         16.02 RELEASE OF ESCROW FUNDS. Upon completion of each portion of the construction of the Improvements as evidenced by a draw request from the general contractor which has been approved and certified by the contractor and the project architect pursuant to standard AIA construction contract forms, Lessee shall submit a written request for release of funds to Lessor and Escrow Agent, accompanied by such draw request ("Draw Request"). Funds shall be released in accordance with the following procedures:

         As of the date of each Draw Request, the project architect, or such other construction engineer approved by both Lessor and Lessee, shall have delivered to Escrow Agent and Lessor or Lessee, Lessee, as appropriate, a certification stating (a) the amount of labor and materials that have been incorporated into the Improvements, (b) that sufficient amounts remain in escrow for Completion of the Improvements, (c) the portion of the Improvements which are completed comply with the Final Plans, and (d) the portion of the Improvement which are completed complies with applicable rules, regulations and ordinances applicable to such Improvements.

         CERTIFICATION FROM GENERAL CONTRACTOR. As of the date of each Draw Request, Lessee shall have delivered to Escrow Agent and Lessor a letter certifying that the prior disbursement(s) was applied toward payment under the applicable contract, as referenced under the Draw Request in full satisfaction of such amount, subject to any retainage requirements in the governing contract.

         LIEN WAIVERS. Escrow Agent and Lessor or Lessee, as appropriate, shall have received waivers or subordinations of lien rights through the date of the Draw Request satisfactory to Lessor's title insurer that all contractors and materialmen, performing work on or providing materials to the Property have been paid in full, in the form attached hereto as Schedule 2 and by contractors, subcontractors and materialmen in connection theretofore have been constructed. Upon the Final Draw attached hereto as Schedule 3.

         TITLE. Within five (5) days of receipt by Lessor of notice that Lessee has submitted a Draw Request, Lessor, by written notice, may request Lessee to obtain, at Lessee's costs, a title endorsement to Lessor's owner's title insurance policy indicating that the Premises is free of liens created by Lessee's contractor. Lessee shall pay the cost of such title endorsement.

         HOLDBACK. All Draw Requests, except for the final advance, may request an advance for not more than ninety percent (90%) of the total work completed as of the date of the Draw Request.

         FREQUENCY OF DISBURSEMENTS. Escrow Agent shall make disbursements no more frequently than once a month and each Draw Request shall be submitted to Escrow Agent at least five (5) days prior to the date of the requested advance.

         FINAL ADVANCE. Upon completion of each item of the Improvements, as certified by Lessor and Lessee, as required hereunder, Escrow Agent shall disburse the total amount of all cost and expenses escrowed for such item that shall be completed.

         ADEQUATE REMAINING FUNDS. The funds remaining in the escrow account held by Escrow Agent together with the Contributed Construction Costs must always be sufficient to cover all costs reasonably anticipated to be incurred to complete the Improvements as determined by Lessee's and Lessor's engineers as provided hereinabove. Lessee shall not be entitled to any disbursement to the extent that the remaining funds in escrow shall be insufficient to cover the costs reasonably anticipated to be incurred to complete the Improvements required by the Construction Contract. Lessee further agrees to fund any excess costs over the Escrow Amount which are required to complete the Improvements.

         16.03 INTEREST ON CONTRIBUTED CONSTRUCTION COSTS. The Contributed Construction Costs placed in escrow shall be placed in an interest bearing account and all accrued interest shall belong to Lessor.

                                  ARTICLE XVII

                              OFFER AND ACCEPTANCE

         17.01 OFFER AND ACCEPTANCE. This Lease shall be regarded as an offer by Lessor to Lessee and is open for acceptance by Lessee until 5:00 P.M., March 17, 2000, by which time written acceptance of such offer must have been actually received by Lessor. In the event Lessor's offer is not so accepted by said time and date, this Lease shall be null, void and of no further force or effect, and neither Lessor nor Lessee shall have any further rights or obligations hereunder.


                         [Executions on following page]

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals, by and through their duly authorized representatives as of the date and year first above written.

                                        LESSOR:

                                        PIONEER REAL ESTATE DEVELOPMENT, INC.
                                             A Georgia Corporation

           Date   MARCH 9, 2000              By:      /s/ JAMES O. HAMRICK
                ---------------                  -------------------------------
                                             Name:    JAMES O. HAMRICK
                                                  ------------------------------
                                             Title:   PRESIDENT
                                                   -----------------------------

                                        [AFFIX CORPORATE SEAL]



                                        LESSEE:

                                        FUTURUS FINANCIAL SERVICES, INC.
                                             A Georgia Corporation

           Date   MARCH 14, 2000             By:      /s/ WILLIAM M. BUTLER
                ----------------                 -------------------------------
                                             Name:    WILLIAM M. BUTLER
                                                  ------------------------------
                                             Title:   PRESIDENT AND CEO
                                                   -----------------------------

                                        [AFFIX CORPORATE SEAL]

                                   EXHIBIT "A"

                             SITE LEGAL DESCRIPTION
                         FUTURUS FINANCIAL SERVICES INC.

         ALL THAT CERTAIN TRACT OR PARCEL of land lying and being in Land Lot 1120 of the Second District of the Second Section in the City of Alpharetta, County of Fulton, Georgia, being more particularly described as follows:

         TO FIND THE POINT OF BEGINNING, commence at a 5/8" rebar set at the Northernmost mitered corner at the intersection of the Southerly right of way line of Windward Parkway (having a variable right-of-way), and the Westerly right-of-way line of Westfield Drive (having a variable right-of-way); said point being the TRUE POINT OF BEGINNING.

         FROM THE POINT OF BEGINNING THUS ESTABLISHED, thence along the Westerly right-of-way line of Westfield Drive South 04 degrees 09 minutes 30 seconds East for a distance of 32.63 feet to a 5/8" rebar set; thence South 52 degrees 53 minutes 50 seconds West for a distance of 203.00 feet to a 5/8" rebar set; thence South 86 degrees 42 minutes 36 seconds West for a distance of 35.08 feet to a 5/8" rebar set; thence leaving said right-of-way North 38 degrees 17 minutes 46 seconds West for a distance of 215.00 feet to a 5/8" rebar set; thence North 51 degrees 42 minutes 14 seconds East for a distance of 250.00 feet to a 5/8" rebar set on the Southerly right of way line of Windward Parkway (having a variable right-of-way); thence along said right-of-way South 38 degrees 17 minute 46 seconds East for a distance of 212.34 feet to a 5/8" rebar set; said point being the TRUE POINT OF BEGINNING.

         TOGETHER with and subject to covenants, easement and restrictions of record.

         SAID property contains 1.348 acres and is more fully shown on a Boundary and Topographic survey for Futurus Financial Services, Inc. prepared by Geosurvey, Ltd. Land Surveyors and Mappers, dated January 24, 2000 bearing their job number 990535, which certain survey is incorporated herein by this reference and made a part hereof.